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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 2014 (except for the reverse stock split described in Note 10, as to which the date is January 20, 2015) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-201280) and related Prospectus of TRACON Pharmaceuticals, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

San Diego, California
January 20, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM